SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C.

                                      FORM 8-K

                                    CURRENT FORM
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) :  February 9, 1998

                                  NSS Bancorp, Inc.
                 (Exact Name of Registrant as Specified in Charter)

Connecticut                      0-22937                   06-1485317
(State or Other Jurisdiction     (Commission              (IRS Employer
of Incorporation)                 File Number)             Identification
                                                           No.)

48 Wall Street,              Norwalk,    Connecticut        06852
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, include area code:     203-838-4545



                                         N/A
            (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

A shareholder of the Company, Basswood Partners, L.P. requested access to the Company's list of shareholders by letter dated November 13, 1997. The Company rejected Basswood's request by letter dated November 21, 1997 (see the Company's 8-K dated December 9, 1997). After a second Basswood request and Company rejection, Basswood brought a legal action against the Company in Connecticut state court seeking (1) access to the shareholder list and other materials; and (2) reimbursements of its expenses incurred in connection with its efforts to obtain the shareholder list. In a decision rendered February 6, 1998, the trial judge ruled in favor of Basswood's right to receive the shareholder list and in favor of the Company in terms of reimbursement of Basswood's expenses (i.e., the Company need not reimburse). The Company has supplied Basswood with a shareholder list but has filed a motion for clarification or modification with the court regarding the other materials requested by Basswood but not specifically addressed in the judge's decision.


                                     SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report of be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 1998                           NSS Bancorp, Inc.
                                            Registrant


                                            By: /s/ Robert T. Judson
                                                Robert T. Judson
                                                President